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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/X/  Soliciting Material Pursuant to Section 240.14a-12

                         Del Global Technologies Corp.
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                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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[LOGO] DEL TECHNOLOGIES CORP.

                              FOR IMMEDIATE RELEASE
                              ---------------------

       DEL GLOBAL TECHNOLOGIES FILES PRELIMINARY PROXY STATEMENT WITH SEC

         INDEPENDENT NOMINEES DEMONSTRATE COMPANY'S COMMITMENT TO STRONG
                              CORPORATE GOVERNANCE

   NOMINEES BRING SIGNIFICANT BUSINESS CREDENTIALS AND SEASONED LEADERSHIP TO
                                    COMPANY


VALHALLA, NY, April 14, 2003 - Del Global Technologies (DGTC) ("Del") filed its preliminary proxy statement with the Securities and Exchange Commission (SEC) on Friday April 11, nominating its slate of directors for election at the Company's Annual Meeting of Shareholders on May 14, 2003. The slate includes its four independent directors and President and Chief Executive Officer, Samuel E. Park.

The Company last week announced the retirement of long-serving directors James Tiernan and David Michael, as well as the appointment of three new independent directors to its Board: Frank Brady, Glenda Burkhart and Steve Wertheimer. The slate includes Mr. Brady, Ms. Burkhart and Mr. Wertheimer, as well as prior independent director Edgar Smith, Jr. and Mr. Park.

"We have made great strides recently in being able to institute benchmark standards of corporate governance and to assemble an exceptionally well-qualified Board," Mr. Park said. "This entire Board will stand for election at the shareholder meeting, allowing the shareholders to decide who should lead the Company into the future. This is exactly as it should be."

"The corporate governance standards we have put in place attest to Del's commitment to implementing best practices," said incoming Chairman Frank Brady. "The positions of Chairman and CEO are separate, four of the five directors are independent, and only independent directors sit on each Board committee. Glenda Burkhart chairs the Stock Option and Compensation Committee, Steve Wertheimer chairs the Audit Committee, and Ed Smith chairs the Nominating and Governance Committee. This structure is strengthened through comprehensive corporate governance policies and practices, all of which are available on our website. I am confident that
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Del Global Technologies Corp.                                             Page 2
April 14, 2003
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this Board will oversee the Company in a professional way and represent the best long-term interests of all of our shareholders," he added.

The nominees standing for election at the Annual Meeting of Shareholders on May 14 are:

FRANK J. BRADY. Mr. Brady is a co-founder and pro bono chairman of the Board of Trustees for Medical Missions for Children, an organization which uses telemedicine to assist underprivileged and seriously ill children. Mr. Brady spent his corporate career in the international market organizing projects and arranging financing for international business consortiums among major European, Asian and American companies. He also founded the School of Diplomacy and International Relations at Seton Hall University in alliance with the United Nations.

GLENDA K. BURKHART. Ms. Burkhart is a partner of Deltech Consulting Group, a management consulting firm. Previously she was Vice President for Operations and Planning for the Andrew W. Mellon Foundation and held executive management positions at Readers' Digest Association, Millipore Corporation and Exxon Chemical and worked as a consultant for Bain & Company.

EDGAR J. SMITH JR. Mr. Smith has been a member of Del Global's Board since December 2002. He was Vice President, General Counsel and Secretary of Witco Corporation from 1998 until his retirement in 1999. Previously Mr. Smith had been Vice President, General Counsel and Secretary of General Signal Corporation. Both companies were listed on The New York Stock Exchange.

STEPHEN N. WERTHEIMER. Mr. Wertheimer is a Managing Director of W Capital Partners, a firm that specializes in the acquisition and management of portfolios of private equity investments acquired from corporations and institutions in the secondary market. Previously he held executive management positions at Bank America, First Chicago, PaineWebber and CRT Capital Group.

SAMUEL E. PARK. Mr. Park joined Del in May 2001 following the discovery of serious financial irregularities and the dismissal of the prior Chairman and Chief Executive Officer. Before joining Del, he was President and Founder of the Hibernian Consulting Group, which specialized in helping clients increase the value of their companies; President-Americas, Process Equipment Division, of United Utilities Ltd., serving the water and wastewater equipment markets worldwide; and President of Leeds and Northrup (a unit of General Signal), an international manufacturer of high technology electronic instrumentations, sensors and complex large-scale
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Del Global Technologies Corp.                                             Page 3
April 14, 2003
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process control systems. Prior to that, Mr. Park held various executive positions with both General Electric Company and General Signal Corporation.

"After two difficult years repairing Del, we are now on solid business footing,

having restored financial stability and positioned the Company for future growth and profitability," Mr. Park said. "We have reached the point where we are in a position to attract high caliber Board members. This Board has the experience,

financial capabilities and judgment to help us realize our business objectives and create long-term value for our shareholders. We have made a clean break from the past, and this is the beginning of a bright new era for Del Global

Technologies. In addition, it is most important to emphasize that Del is now a sound business, the new leadership team is making significant progress in our turnaround, and the right things are being done by the Company to improve shareholder value."

PROXY CONTEST

A group led by Steel Partners II, L.P. is seeking to take control of Del's Board of Directors and has filed its own slate of nominees for election at the Annual

Meeting of Shareholders on May 14, 2003. Steel Partners alleges that the impetus for launching its proxy campaign is that the state of the Company's corporate governance is inadequate.

"In reality," Mr. Park commented, "the steps that we have taken in establishing strong governance standards and an independent, highly qualified Board of

Directors demonstrate the opposite. We have corrected the governance issues that led to Del's problems."

Mr. Park added, "In contrast to the Company's nominees, the nominees of Steel

Partners have limited experience relevant to Del's core businesses and the markets they serve, and lack any discernable plan for how to advance these businesses should they be successful in the proxy contest. Conversely, the qualifications of our nominees, the major corporate governance initiatives we have taken, and the critical business decisions we have made since the outset of our
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Del Global Technologies Corp.                                             Page 4
April 14, 2003
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tenure should give our shareholders confidence in the long-term prospects of the Company," Mr. Park concluded.

Del Global Technologies Corp. is primarily engaged in the design, manufacture and marketing of cost-effective medical imaging and diagnostic systems consisting of stationary and portable x-ray systems, radiographic/fluoroscopic systems, dental imaging systems and proprietary high-voltage power conversion subsystems for medical and other critical industrial applications. Industrial applications for which Del supplies power subsystems include airport explosives detection, analytical instrumentation, semiconductor capital equipment and energy exploration.

Del Global filed with the Securities and Exchange Commission a preliminary proxy statement relating to the solicitation of proxies with respect to the Del Global 2003 annual meeting of shareholders. Del Global will file with the Commission, and will furnish to its shareholders, a definitive proxy statement and may file other proxy solicitation materials. Investors and security holders are urged to read the proxy statement and any other proxy solicitation materials (when they become available) because they will contain important information.

Investors and security holders may obtain a free copy of the preliminary proxy statement and the definitive proxy statement (when it is available) and other documents filed by Del Global with the Commission at the Commission's website at http://www.sec.gov. You may also access a copy of Del Global's preliminary proxy statement and definitive proxy statement (when it is available) by accessing http://www.delglobaltech.com. In addition, you may obtain a free copy of the definitive proxy statement (when it is available) by contacting Georgeson Shareholder Communications, Inc. toll free at (800) 545-1782 (banks and brokers call collect at (212) 440-9800).

Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of Del Global shareholders is available in the preliminary proxy statement filed by Del Global with the Commission on Schedule 14A.

Statements about future results made in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict including, but not limited to, the ability of the
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Del Global Technologies Corp.                                             Page 5
April 14, 2003
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Company to implement its business plan, management changes, changing industry and competitive conditions, obtaining anticipated operating efficiencies, securing necessary capital facilities, favorable determinations in various legal and regulatory matters and favorable general economic conditions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's filings with the Securities and Exchange Commission.

CONTACTS:

DEL GLOBAL TECHNOLOGIES CORP.

Samuel E. Park, President and Chief Executive Officer
Thomas V. Gilboy, Chief Financial Officer
(914) 686-3600

MEDIA

The Abernathy MacGregor Group, Inc.
Steve Frankel
(212) 371-5999

INVESTORS

Georgeson Shareholder Communications Inc.
(800) 545-1782